                                                Filed pursuant to Rule 424(b)(3)
                                      Registration Statement File No.  333-87001

                  PROSPECTUS SUPPLEMENT DATED AUGUST 22, 2001
                                       TO
                         PROSPECTUS DATED JUNE 6, 2001

                                 PIXTECH, INC.

     This prospectus supplement should be read in conjunction with our prospectus dated June 6, 2001.

     On August 22, 2001, PixTech announced that Dieter Mezger, its president, chief executive officer and director, died suddenly Monday, August 20, 2001, in Boise, Idaho. He was 58. Ronald J. Ritchie, a director of the company, has been elected to serve as interim chief executive officer until a permanent replacement is named. Please refer to the Management section of the prospectus dated June 6, 2001.